Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S1-A2 of Seebeks Corp. (the “Company”) of our report dated September 10, 2025 relating to our audits of the Company’s financial statements as of June 30, 2025.

/s/ DylanFloyd Accounting & Consulting

Newhall, California

December 18, 2025

PCAOB # 6235